FOR IMMEDIATE RELEASE

Contact:	Carol L. Houle
Executive Vice President and Chief Financial Officer
Telephone:	(603) 334-1253

PROVIDENT BANCORP, INC.

ADOPTS STOCK REPURCHASE PROGRAM

Amesbury, Massachusetts,  March 12, 2021  — Provident Bancorp, Inc. (the “Company”) (Nasdaq:PVBC), the holding company for The Provident Bank (the “Bank”),  today announced that its Board of Directors has adopted a new stock repurchase program.  Under the repurchase program, the Company may repurchase up to 1,400,000 shares of its common stock, or approximately 7.5% of the current outstanding shares.  This amount represents approximately the number of shares authorized for issuance under the Company’s 2020 equity incentive plan.

The repurchase program was adopted following the receipt of non-objection from the Federal Reserve Bank of Boston, and in compliance with applicable state and federal regulations.  As noted in the Company’s prospectus for its stock offering completed in 2019, Massachusetts regulations restrict stock repurchases during the first three years following the completion of the stock offering except to fund stock benefit plans, or except in amounts not greater than 5% of the outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The repurchase program does not obligate the Company to purchase any particular number of shares.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission,  which are available at the SEC’s website, https://www.sec.gov/.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. is a Maryland corporation that was formed in 2019 to be the successor corporation to Provident Bancorp, Inc., a Massachusetts corporation, and the holding company for The Provident Bank, which also operates under the name BankProv.  BankProv is a future-ready commercial bank for corporate clients, specializing in offering adaptive and technology-first banking solutions to niche markets, including cryptocurrency, renewable energy, fin-tech and search fund lending. We are committed to offering a state-of-the-art API suite for all business clients and BaaS (Bank as a Service) partners. Through our offerings, BankProv insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information about BankProv please visit our website www.bankprov.com or call 877-487-2977.